UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three months and Fiscal Year ended October 31, 2005, as described in Registrant’s news release dated November 22, 2005, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document

99.1	Press release issued by the Registrant dated November 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	November 22, 2005	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Copy of Registrant's news release dated November 22, 2005.

Exhibit 99.1

November 22, 2005

FOR IMMEDIATE RELEASE

EATON VANCE CORP.

REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED OCTOBER 31, 2005

Boston, MA--Eaton Vance Corp. earned $0.31 per diluted share in the fourth quarter of fiscal 2005, an increase of 15 percent over the $0.27 per diluted share earned in the fourth quarter of fiscal 2004. The Company earned $1.13 per diluted share in fiscal 2005 compared to $0.99 per diluted share in fiscal 2004, an increase of 14 percent.

Assets under management on October 31, 2005 were $108.5 billion, a 15 percent increase over the $94.3 billion of managed assets on October 31, 2004. Total gross sales and inflows into Eaton Vance funds and separate accounts were $24.7 billion in fiscal 2005 compared to $25.5 billion in fiscal 2004, representing the second highest level of gross sales and inflows in Company history. Net inflows (gross inflows less redemptions and other outflows) were $9.6 billion in fiscal 2005 compared to $13.8 billion in fiscal 2004. Market appreciation added $4.6 billion and the August acquisition of the assets of Weston Asset Management contributed $106 million to assets under management in fiscal 2005. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

Eaton Vance raised $4.8 billion ($5.0 billion including leverage) in closed-end fund common share offerings in fiscal 2005 compared to $3.9 billion ($6.3 billion including leverage) in fiscal 2004. In the fourth quarter, the Company introduced the Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund, a closed-end fund that raised $1.9 billion of assets in September. Fiscal 2005 earnings were reduced by $18.8 million or $0.08 per share due to one-time sales incentives and other expenses associated with the assets raised in 5 closed-end fund offerings during the year.

“Fiscal 2005 was another great year for Eaton Vance,” said James B. Hawkes, Chairman and CEO. “Total assets under management increased 15 percent to $108.5 billion, exceeding $100 billion for the first time in Company history. For the third year in a row the Company was the leader among asset management firms in closed-end fund sales with $5.0 billion of assets raised in fiscal 2005. Overall, equity fund assets increased 22 percent, bank loan fund assets increased 12 percent, fixed-income fund assets increased 6 percent and separately managed account assets increased 13 percent. The new assets added in fiscal 2005 should contribute meaningfully to revenue and profit in fiscal 2006.”

Eaton Vance experienced net inflows of $3.8 billion in the fourth quarter of fiscal 2005, an increase of 19 percent compared to net inflows of $3.2 billion in the fourth quarter of fiscal 2004. Among the different product categories, closed-end fund net inflows increased 61 percent to $1.9 billion and retail managed account net inflows increased 95 percent to $432 million compared to the same period last year.

As a result of higher average assets under management, revenue in the fourth quarter of fiscal 2005 increased by $24.5 million or 14 percent to $198.1 million compared to revenue in the fourth quarter of fiscal 2004 of $173.6 million. Investment adviser and administration fees increased 20 percent to $135.0 million, compared to the 17 percent increase in average assets under management. Distribution and underwriter fees were $34.9 million in both periods, unchanged despite higher average assets due to the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 14 percent to $27.4 million due to the increase in average fund assets that pay these fees. Other revenue decreased 62 percent primarily because the Company was no longer required to consolidate an affiliated investment company after the second quarter of fiscal 2005.

Operating expenses increased 15 percent in the fourth quarter of fiscal 2005 to $129.9 million compared to operating expenses of $112.7 million in the fourth quarter of fiscal 2004, reflecting higher compensation, service fee, distribution and other expenses. Compensation expense increased 22 percent because of increases in employee headcount, closed-end fund and other marketing incentive compensation and higher operating income-based bonus accruals.

Amortization of deferred sales commissions declined 31 percent in the fourth quarter of fiscal 2005 compared to the fourth quarter of fiscal 2004 primarily because of the continuing decline in class B share sales and assets under management. Service fee expense increased 13 percent, in line with the increase in service fee revenue. Distribution expense increased 44 percent as a result of increases in closed-end fund and class C share distribution fees. Other expenses increased 16 percent primarily because of higher fund expenses, information technology, legal, audit, compliance, recruiting and other miscellaneous expenses.

Operating income increased 12 percent to $68.2 million and net income increased 12 percent to $42.6 million in the fourth quarter of fiscal 2005, compared to $60.9 million and $37.9 million, respectively, in the fourth quarter of fiscal 2004. Interest income increased 197 percent because of higher interest and dividends earned on cash and short-term investments. Interest expense decreased $1.2 million or 77 percent, reflecting the expensing of $1.0 million of previously capitalized debt offering costs associated with the repurchase of $46.0 million of a subsidiary’s exchangeable notes in the fourth quarter of fiscal 2004. The effective tax rate, before minority interest and equity in net income of affiliates, was 37 percent in the fourth quarter of fiscal 2005 and 35 percent in the fourth quarter of fiscal 2004.

Revenue in fiscal 2005 increased 14 percent to $753.2 million from $661.8 million in fiscal 2004. Fiscal 2005 investment adviser and administration fee revenue increased 22 percent as a result of the 19 percent increase in average assets under management for the full year. Fiscal 2005 distribution and underwriter fee revenue decreased 7 percent, primarily because of the continuing shift in mutual fund sales and assets from Class B shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 14 percent due to the increase in average fund assets that pay service fees.

Operating expenses increased 12 percent to $492.8 million in fiscal 2005 from $439.3 million in fiscal 2004 because of higher compensation, marketing, distribution and other expenses. Compensation expense increased 18 percent in fiscal 2005 due to higher marketing incentive payments associated with the increase in fund and separate account sales, employee additions, increases in base salaries and operating income-based bonus accruals.

Amortization of deferred sales commissions decreased 22 percent in fiscal 2005 compared to fiscal 2004 because of the decline in Class B share assets. Service fee expense increased 12 percent because of the growth in fund assets retained more than one year. Distribution expense increased 27 percent in fiscal 2005 primarily because of higher closed-end fund and class C share distribution expense. Other expenses increased 25 percent in fiscal 2005 because of increased fund expense, information technology, legal, audit, recruiting and other miscellaneous costs. Operating income increased 17 percent to $260.4 million in fiscal 2005 from $222.6 million in fiscal 2004.

Fiscal year 2005 net income increased 15 percent to $159.9 million. Interest income in fiscal 2005 increased 56 percent to $4.4 million primarily because of higher interest and dividends earned on cash and short-term investments. Interest expense decreased 75 percent, reflecting the repurchase of a subsidiary’s exchangeable notes in the fourth quarter of fiscal 2004. Impairment losses on the Company’s equity investments in collateralized debt funds it manages were $2.1 million in fiscal 2005. The Company’s effective tax rate was 37 percent in fiscal 2005 and 35 percent in fiscal 2004.

Cash, cash equivalents and short-term investments were $274.2 million on October 31, 2005 and $357.6 million on October 31, 2004 ($294.3 million excluding minority interest). The Company’s strong cash flow in fiscal 2005 enabled it to pay $132.6 million to repurchase and retire 5.4 million shares of its non-voting common stock and to pay $42.2 million in dividends to its shareholders. There are no outstanding borrowings against the Company’s $170.0 million credit facility. Approximately 5.3 million shares remain of the current stock repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended

	October	October	%	October	October	%
	2005	2004	Change	2005	2004	Change

Revenue:
Investment adviser and administration fees	$135,038	$112,701	20%	$503,085	$413,102	22%
Distribution and underwriter fees	34,936	34,920	0	139,043	150,018	(7)
Service fees	27,391	23,964	14	104,644	92,087	14
Other revenue		2,021	(62)	6,403	6,606	(3)

Total revenue	198,139	173,606	14	753,175	661,813	14

Expenses:
Compensation of officers and employees	47,062	38,521	22	177,856	150,489	18
Amortization of deferred sales commissions	12,894	18,651	(31)	63,535	81,202	(22)
Service fee expense	22,344	19,691	13	86,197	76,620	12
Distribution expense	31,559	21,965	44	103,447	81,559	27
Other expenses	16,084	13,892	16	61,726	49,381	25

Total expenses	129,943	112,720	15	492,761	439,251	12

Operating Income	68,196	60,886	12	260,414	222,562	17

Other Income/(Expense):
Interest income	1,558	524	197	4,354	2,799	56
Interest expense	(365)	(1,568)	(77)	(1,464)	(5,898)	(75)
Gain (loss) on investments	(236)	(3)	n/a	38	275	(86)
Foreign currency loss	(6)	(23)	n/a	(32)	(85)	(62)
Impairment loss on investments	(280)	-	n/a	(2,120)	-	n/a

Income Before Income Taxes, Minority Interest and Equity in Net Income of Affiliates	68,867	59,816	15	261,190	219,653	19
Income Taxes	25,621	21,054	22	97,500	77,434	26
Minority Interest	1,301	1,335	(3)	5,037	4,559	10
Equity in Net Income of Affiliates, Net of Tax	704	501	41	1,231	1,283	(4)

Net Income	$42,649	$37,928	12	$159,884	$138,943	15

Earnings Per Share:
Basic	$0.33	$0.28	18	$1.21	$1.03	17

Diluted	$0.31	$0.27	15	$1.13	$0.99	14

Dividends Declared, Per Share	$0.10	$0.08	25	$0.34	$0.28	21

Weighted Average Shares Outstanding:
Basic	129,902	133,477	(3)	131,591	134,938	(2)

Diluted	140,050	142,033	(1)	141,632	144,313	(2)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
	October 31,	October 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$146,389	$147,137
Short-term investments	127,858	210,429
Investment adviser fees and other receivables	83,868	32,249
Other current assets	10,473	4,861

Total current assets	368,588	394,676

Other Assets:
Deferred sales commissions	126,113	162,259
Goodwill	89,634	89,281
Other intangible assets, net	40,644	43,965
Long-term investments	61,766	36,895
Equipment and leasehold improvements, net	12,764	12,413
Other assets	3,035	4,077

Total other assets	333,956	348,890

Total assets	$702,544	$743,566

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$62,880	$52,299
Accounts payable and accrued expenses	27,987	23,789
Dividend payable	12,952	10,660
Other current liabilities	12,538	7,451

Total current liabilities	116,357	94,199

Long-Term Liabilities:
Long-term debt	75,467	74,347
Deferred income taxes	51,147	57,644

Total long-term liabilities	126,614	131,991

Total liabilities	242,971	226,190

Minority interest	4,620	67,870

Commitments and contingencies

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 129,243,023 and 133,271,560 shares, respectively	505	521
Notes receivable from stock option exercises	(2,741)	(2,718)
Deferred compensation	(2,600)	(2,400)
Accumulated other comprehensive income	2,566	1,854
Retained earnings	457,222	452,248

Total shareholders' equity	454,953	449,506

Total liabilities and shareholders' equity	$702,544	$743,566

Table 1		Table 2
Asset Flows (in millions)		Assets Under Management
Twelve Months Ended October 31, 2005		By Investment Objective (in millions)

			October 31,	October 31,	%
Assets 10/31/2004 - Beginning of Period	$94,346		2005	2004	Change

Long-term fund sales and inflows	18,600	Equity Funds	$ 45,146	$36,895	22%
Long-term fund redemptions and outflows	(10,004)	Fixed Income Funds	18,603	17,553	6%
Long-term fund net exchanges	(48)	Bank Loan Funds	16,816	15,034	12%
Long-term fund mkt. value change	2,535	Money Market Funds	278	389	-29%
Institutional and HNW account inflows	2,949	Separate Accounts	27,650	24,475	13%
Institutional and HNW account outflows	(3,587)
Institutional and HNW assets acquired[1]	106	Total	$ 108,493	$94,346	15%
Retail managed account inflows	3,198
Retail managed account outflows	(1,553)
Separate account mkt. value change	2,062
Change in money market funds	(111)

Net change	14,147

Assets 10/31/2005 - End of Period	$108,493

Table 3
Asset Flows by Investment Objective (in millions)
	Three Months Ended		Twelve Months Ended

	October 31,	October 31,	October 31,	October 31,
	2005	2004	2005	2004

Equity Fund Assets - Beginning of Period	$43,509	$35,018	$ 36,895	$ 28,854
Sales/Inflows	3,291	2,559	9,678	9,776
Redemptions/Outflows	(1,057)	(1,629)	(4,301)	(4,071)
Exchanges	4	(2)	47	95
Market Value Change	(601)	949	2,827	2,241

Net Change	1,637	1,877	8,251	8,041

Equity Fund Assets - End of Period	$45,146	$36,895	$ 45,146	$ 36,895

Fixed Income Fund Assets - Beginning of Period	18,451	17,090	17,553	17,801
Sales/Inflows	1,029	644	3,699	2,469
Redemptions/Outflows	(602)	(472)	(2,364)	(2,375)
Exchanges	(15)	(2)	(54)	(265)
Market Value Change	(260)	293	(231)	(77)

Net Change	152	463	1,050	(248)

Fixed Income Fund Assets - End of Period	$18,603	$17,553	$ 18,603	$ 17,553

Bank Loan Fund Assets - Beginning of Period	16,430	13,777	15,034	9,547
Sales/Inflows	1,392	1,810	5,223	7,578
Redemptions/Outflows	(914)	(541)	(3,339)	(2,183)
Exchanges	(10)	(4)	(41)	143
Market Value Change	(82)	(8)	(61)	(51)

Net Change	386	1,257	1,782	5,487

Bank Loan Fund Assets - End of Period	$16,816	$15,034	$ 16,816	$ 15,034

Long-Term Fund Assets - Beginning of Period	78,390	65,885	69,482	56,202
Sales/Inflows	5,712	5,013	18,600	19,823
Redemptions/Outflows	(2,573)	(2,642)	(10,004)	(8,629)
Exchanges	(21)	(8)	(48)	(27)
Market Value Change	(943)	1,234	2,535	2,113

Net Change	2,175	3,597	11,083	13,280

Total Long-Term Fund Assets - End of Period	$80,565	$69,482	$ 80,565	$ 69,482

Separate Accounts - Beginning of Period	27,314	23,154	24,475	18,397
Institutional/HNW Account Inflows	816	1,172	2,949	3,680
Institutional/HNW Account Outflows	(590)	(569)	(3,587)	(2,001)
Institutional and HNW Assets Acquired 1, 2	106	(53)	106	1,943
Retail Managed Account Inflows	811	468	3,198	1,998
Retail Managed Account Outflows	(379)	(246)	(1,553)	(1,053)
Separate accounts market value change	(428)	549	2,062	1,511

Net Change	336	1,321	3,175	6,078

Separate accounts - End of Period	$27,650	$24,475	$ 27,650	$ 24,475

Money market fund assets - End of Period	278	389	278	389

Total Assets Under Management - End of Period	$108,493	$94,346	$ 108,493	$ 94,346

Table 4 Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended		Twelve Months Ended

	October 31,	October 31,	October 31,	October 31,
	2005	2004	2005	2004

Long-term funds:
Closed-end funds	$ 1,941	$1,202	$5,016	$ 6,323
Open-end and other funds	1,198	1,169	3,580	4,871
Institutional/HNW accounts	226	603	(638)	1,679
Retail managed accounts	432	222	1,645	945

Total net flows	$ 3,797	$3,196	$9,603	$ 13,818

[1] Weston Asset Management assets acquired by Eaton Vance in August 2005.
[2] Deutsche Bank's Scudder Private Investment Counsel assets acquired by Eaton Vance in July 2004. Deustche Bank asset acquisition value adjusted in August 2004